Exhibit 10.150

THIRD AMENDMENT TO

ERIE INSURANCE GROUP
RETIREMENT PLAN FOR EMPLOYEES

(As Amended and Restated Effective December 31, 2009)

WHEREAS, Erie Indemnity Company (the “Company”) maintains the Erie Insurance Group Retirement Plan for Employees, as amended and restated effective December 31, 2009 (the “Plan”); and

WHEREAS, the Plan provides that the Company may amend the Plan; and

WHEREAS, the Company has delegated to the Employee Benefits Administration Committee (“EBAC”), through its Charter, the authority to make certain amendments to the Plan; and

WHEREAS, the Company has previously amended the Plan by an Amendment dated December 21, 2012.

NOW, THEREFORE, the Company hereby further amends the Plan as follows:

1.    Section 2.34 of the Plan is hereby amended in its entirety and shall now read as follows:

“2.34    “Spouse” shall mean, with respect to any Participant, the person to whom the Participant is married at a given determination date, as determined under applicable law.”

2.
In all other respects, the Company ratifies and confirms the Erie Insurance Group Retirement Plan for Employees as Amended and Restated effective December 31, 2009, which together with this Amendment No. 3 constitutes the entire Plan.

IN WITNESS WHEREOF, the Company has caused this Plan Amendment to be executed this 27th day of December, 2013.

ATTEST:                        ERIE INDEMNITY COMPANY

/s/ Sheila M. Hirsch                    By: /s/ Sean J. McLaughlin
Sean J. McLaughlin
Title:    EVP, Secretary and General Counsel

ATTEST:                        EMPLOYEE BENEFITS ADMINISTRATION COMMITTEE

/s/ Karen A. Skarupski                    By: /s/ William D. Gheres
William Gheres
Title:    Chair, Employee Benefits
Administration Committee